UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2023

H.B. Fuller Company
(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota (Address of principal executive offices)		55164-0683 (Zip Code)

Registrant’s telephone number, including area code: (651) 236-5900

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	FUL	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 15, 2023, H.B. Fuller Company, a Minnesota corporation (the “Company”), entered into a Second Amended and Restated Credit Agreement with the lenders from time to time party thereto and JPMorgan Chase Bank, N.A. as administrative agent (the “Administrative Agent”) (the “Amended Credit Agreement”), pursuant to which the Company, the Administrative Agent and the lenders party thereto have amended and restated the Amended and Restated Credit Agreement, dated as of October 20, 2020 (the “Existing Revolving Credit Agreement”), as previously amended, among the Company, the lenders from time to time party thereto and the Administrative Agent.

Facilities

The Amended Credit Agreement provides for (i) a new senior secured term loan A facility in an aggregate principal amount of $500,000,000 (the “TLA Facility”; the loans under which are referred to herein as the “TLA Loans”), (ii) a new senior secured term loan B facility in an aggregate principal amount of $800,000,000 (the “TLB Facility”; the loans under which are referred to herein as the “TLB Loans”), and (iii) amendments to and extension of the Company’s existing senior secured revolving credit facility with an aggregate commitment in an amount of $700,000,000 (the “Revolving Facility”; together with the TLA Facility and the TLB Facility, the “Credit Facilities”). The Company will use a portion of the proceeds of the Credit Facilities to pay off the existing term loan facility under the Company’s Term Loan Credit Agreement dated as of October 20, 2017 with the lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent (the “Existing Term Loan Credit Agreement”).

Security; Guaranties

Consistent with the Company’s existing credit facilities, all of the Company’s obligations under the Credit Facilities will be secured by a first-lien security interest in substantially all personal property and material real property of the Company assets and its material U.S. subsidiaries, and will be guaranteed by all of the Company’s material U.S. subsidiaries.

Interest Rates

Borrowings under the Credit Facilities will bear interest at rates calculated as set forth in the Credit Agreement, which are generally based upon, at the Company’s option, (i) a spread over a floating rate equal to the greatest of (a) the prime rate, (b) the greater of the federal funds effective rate and the overnight bank funding rate from time to time plus one-half of one percent, and (c) the adjusted term SOFR rate for a one month interest period plus a term SOFR adjustment equal to 0.10% and an additional amount equal to one percent (the “base rate”), or (ii) a spread over a fixed rate equal to the 1-, 3- or 6-month SOFR rate, plus, with respect to the Revolving Facility and the TLA Facility, 0.10%, and with respect to the TLB Facility 0.00% (the “SOFR rate”). The initial interest rate spread is 75 basis points on base rate loans and 175 basis points on SOFR rate loans, subject to adjustments that may change the spreads to an amount from 150 basis points to 250 basis points (in the case of SOFR rate loans) and from 50 to 150 basis points (in the case of base rate loans), in each case depending on the Company’s secured leverage ratio.

Payments

The principal balance of the TLB Loans will be repayable in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount thereof, with the balance due at maturity on February 15, 2030.

The principal balance of the TLA Loans will be repayable in quarterly installments as follows: (i) with respect to the first eight fiscal quarters ended after the effective date of the Amended Credit Agreement, 1.25% of the aggregate principal amount of the original principal of the TLA Loans, (ii) with respect to the eight fiscal quarters ended after the end of the period set forth in the preceding clause (i), 1.875% of the aggregate principal amount of the original principal amount of the TLA Loans, and (iii) thereafter, 2.5% of the original principal amount of the TLA Loans, with the balance due at maturity on February 15, 2028.

The Revolving Facility will terminate, and the principal balance thereof will be due in full, on February 15, 2028.

In addition to the foregoing scheduled payments, the Company will be required, under circumstances specified in the Amended Credit Agreement, to repay the TLA Loans and TLB Loans in part from the proceeds of certain material dispositions and debt issuances, and from annual excess cash flow.

Representations and Warranties/Covenants

The Amended Credit Agreement contains representations, warranties, covenants and other agreements that are customary for transactions of this type. Among other things, the Company’s covenants address financial reporting and notification, payment of indebtedness, taxes and other obligations, and compliance with applicable laws.

The Amended Credit Agreement also retains, for the benefit of the lenders under the Revolving Facility and the TLA Facility, a financial covenant requiring the Company to maintain its ratio of Consolidated EBITDA (as defined therein) to Consolidated Interest Expense (as defined therein), at not less than 2.00 to 1; and a financial covenant requiring the Company to maintain the ratio of its secured indebtedness to its 4-quarter Consolidated EBITDA (the “Secured Leverage Ratio”) at no greater than (i) 4.75 to 1 for the Company’s fiscal quarters ending on or prior to June 1, 2024, and (ii) 4.50 to 1.00 for the Company’s fiscal quarters ending thereafter. The maximum Secured Leverage Ratio may be increased by 0.50 to 1 for a period of 4 quarters following a Material Covenant Acquisition (as defined in the Amended Credit Agreement), subject to conditions set forth in the Credit Agreement.

Amounts due under the Credit Facilities may be accelerated upon an Event of Default as defined in the Amended Credit Agreement, such as breach of a representation, covenant or agreement of the Company or the occurrence of bankruptcy, if not otherwise waived or cured.

A copy of the Amended Credit Agreement is attached as Exhibit 10.1 hereto and is expressly incorporated by reference herein. The foregoing description is qualified in its entirety by reference to the actual terms of the Amended Credit Agreement.

The foregoing descriptions and the copy of the Amended Credit Agreement have been included to provide information regarding the terms of the agreement. They are not intended to provide any other factual information about the Company. In particular, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated February 15, 2023, among H.B. Fuller Company and JPMorgan Chase Bank, N.A., as administrative agent and the various other parties named thereto.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2023

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan
Senior Vice President, General Counsel and Corporate Secretary